Exhibit 99.1

IGNYTA UPDATES PROGRESS TOWARDS ENTRECTINIB DUAL TRK AND ROS1 NDA SUBMISSIONS

•	Entrectinib program is more than 85% enrolled to goal for the primary efficacy analysis to support a TRK tissue agnostic NDA submission

•	More than 50 patients with ROS1 fusion-positive NSCLC enrolled; interim data from 32 of these patients demonstrated 75% (24 of 32) confirmed RECIST ORR and 17.2 months DOR

•	Confirmed RECIST ORR of 64% (7 of 11) in ROS1 NSCLC patients with CNS metastases

•	Tracking towards dual NDA submissions in TRK and ROS1 in 2018 if supported by clinical data, with anticipated US commercial launch in both indications in 2019

April 27, 2017, 05:00 PM Eastern Time

SAN DIEGO—(BUSINESS WIRE)—Ignyta, Inc. (Nasdaq: RXDX), a biotechnology company focused on precision medicine in oncology, today announced a comprehensive program update on entrectinib - an investigational, orally available, CNS-active tyrosine kinase inhibitor targeting tumors that harbor TRK, ROS1 or ALK fusions - currently being studied in a registration-enabling Phase 2 clinical trial known as STARTRK-2.

“Today’s update is the result of our team’s diligent efforts to advance entrectinib through the clinic for the benefit of patients with TRK and ROS1 fusion-positive cancers,” said Jonathan Lim, M.D., Chairman and CEO of Ignyta. “We are proud to announce substantial progress towards dual entrectinib NDA submissions for both TRK and ROS1, and are excited by the opportunity to serve two distinct groups of patients with cancer.”

Entrectinib development highlights:

TRK -

•	Based on written feedback from FDA, Ignyta intends to pursue an NDA submission for entrectinib to support a TRK fusion-positive, tissue agnostic indication.

•	Ignyta’s entrectinib program is more than 85% enrolled to goal for the primary efficacy analysis for a TRK tissue agnostic NDA submission, and is on track to complete enrollment by the 3rd quarter of 2017.

•	Within STARTRK-2, several dozens of patients with TRK fusions have been enrolled, across more than 15 different tumor types; and investigators in approximately a dozen different countries on four continents currently have experience treating patients with entrectinib.

•	Ignyta plans to announce top-line NDA registration-enabling data from STARTRK-2, after consultation with FDA, in the first half of 2018.

ROS1 -

•	Ignyta is simultaneously pursuing an NDA submission for entrectinib to support a ROS1 fusion-positive NSCLC indication.

•	More than 50 ROS1 fusion-positive NSCLC patients have been enrolled to support a potential ROS1 NSCLC NDA for entrectinib, greater than the number that formed the basis of crizotinib’s approval in this setting.

•	Ignyta reported interim data from 32 patients with ROS1 fusion-positive NSCLC, including new patients from STARTRK-2 who were enrolled as of December 16, 2016.

•	24 out of the 32 patients had confirmed RECIST responses, for an objective response rate (ORR) of 75%.

•	The median duration of response (DOR) was 17.2 months among the responder patients, and the median progression free survival (PFS) was 19.1 months among all patients.

•	11 out of the 32 patients, or 34%, had CNS metastases at baseline.

•	Of these 11 patients with CNS disease, 7 had confirmed RECIST responses, for an ORR of 64% in ROS1 NSCLC patients with CNS metastases.

•	When aggregated with Ignyta’s Phase 1 data set of patients with primary and secondary CNS disease, a total of 10 out of 16 patients had confirmed RECIST responses, for an ORR of 63% in TRK, ROS1 or ALK patients with CNS disease.

Entrectinib commercial highlights:

•	Based upon analysis of more than 120,000 cancer patient samples from internal and external sources, Ignyta believes that in the US each year there are approximately 1,000-2,000 new patients with TRK fusion-positive advanced solid tumors, and 2,000 new patients with ROS1 fusion-positive NSCLC.

•	Entrectinib is simultaneously tracking towards TRK tissue agnostic NDA and ROS1 NSCLC NDA submissions in 2018, with anticipated US launch in 2019.

•	Based upon these dual indications, Ignyta believes the total addressable market for entrectinib could be in excess of $1B annually in the US alone.

A conference call and webcast is being held on April 27, 2017 at 4:30 p.m. Eastern/1:30 p.m. Pacific to discuss the entrectinib program update. To participate in the conference call, please dial (877) 548-7906 (U.S.) or (719) 325-4765 (International) and provide Conference ID 2028635. To access the live webcast, go to https://www.ignyta.com/investors/.

A replay of the presentation will be available shortly after the conclusion of the live call in the Investors section of the company’s website at https://www.ignyta.com/investors/, and will be archived and available at that site for 14 days.

About Ignyta, Inc.

Blazing a New Future for Patients with Cancer™

At Ignyta, we work tirelessly on behalf of patients with cancer to offer potentially life-saving, precisely targeted therapeutics (Rx) guided by companion diagnostic (Dx) tests. Our integrated Rx/Dx strategy allows us to enter uncharted territory, illuminating the molecular drivers of cancer and quickly advancing treatments to address them. This approach embraces even those patients with the rarest cancers, who have the highest unmet need and who may otherwise not have access to effective treatment options. With our pipeline of potentially first-in-class or best-in-class precision medicines, we are pursuing the ultimate goal of not just shrinking tumors, but eradicating cancer relapse and recurrence in precisely defined patient populations.

For more information, please visit: www.ignyta.com.

Forward-Looking Statements

This press release contains forward-looking statements about Ignyta as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to the development of entrectinib and our other product candidates, including the ability to reduce the size of certain CNS tumors; the clinical and/or non-clinical data or plans underlying entrectinib or any of our other development programs, and the timelines associated with such programs; our ability to design and conduct development activities for entrectinib and our other development programs; our ability to develop or access companion diagnostics for our product candidates; our ability to obtain and maintain intellectual property protection for our product candidates; our ability to adequately fund our development programs; our ability to obtain regulatory approvals in order to market any of our product candidates or companion diagnostic tests; references to the potential market size for our products; and our ability to successfully commercialize any approved products. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; Ignyta’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in Ignyta’s plans to develop and commercialize its product candidates; the ability of our contract manufacturers to produce the active pharmaceutical ingredient and/or drug product necessary for clinical trials or commercialization of entrectinib or our other product candidates; the potential for final results of the ongoing clinical trials of entrectinib or other product candidates, or any future clinical trials of entrectinib or other product candidates, to differ from preliminary or expected results; Ignyta’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; Ignyta’s ability to obtain and maintain intellectual property protection for its product candidates; the risk that orphan drug exclusivity may not effectively protect a product from competition and that such exclusivity may not be maintained; the potential for the company to fail to maintain the CAP accreditation and CLIA certification of its diagnostic laboratory; the loss of key scientific or management personnel; competition in the industry in which Ignyta operates; and market conditions. These forward-looking statements are made as of the date of this press release, and Ignyta assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation Ignyta’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q.

Contacts

Ignyta, Inc.

Jacob Chacko, M.D.

CFO

858-255-5959

jc@ignyta.com